                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement                     [ ]  Confidential, for Use of the Commission Only
                                                           (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SI DIAMOND TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
      (5) Total fee paid:

[ ]   Fee paid previously with preliminary materials:

      --------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------
      (3)  Filing Party:

           ---------------------------------------------------------------------
      (4)  Date Filed:

           ---------------------------------------------------------------------

                           SI DIAMOND TECHNOLOGY, INC.
                             3006 LONGHORN BOULEVARD
                                    SUITE 107
                               AUSTIN, TEXAS 78758



                                                                   June 11, 1999


To Our Shareholders:

         On behalf of the Board of Directors and management of SI Diamond Technology, Inc., I cordially invite you to attend the 1999 Annual Meeting of Shareholders to be held at InnerStep, Inc., 14141 Highway 290 West, Suite 100, in Austin, Texas, on Monday, July 26, 1999, at 10:00 a.m., Central Daylight Time. The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

         In addition to the specific matters to be acted upon, there also will be a report on the operations of SI Diamond. Directors and officers of SI Diamond will be present to respond to any questions of general interest that shareholders may have.

         It is important that your shares be represented at the Annual Meeting. Regardless of whether you plan to attend, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the Annual Meeting, which we hope you will do, you may vote in person even if you have previously mailed a proxy card.

                                                     Sincerely,


                                                     /s/ Marc W. Eller

                                                     Marc W. Eller
                                                     Chairman of the Board and
                                                      Chief Executive Officer

                           SI DIAMOND TECHNOLOGY, INC.
                             3006 LONGHORN BOULEVARD
                                    SUITE 107
                               AUSTIN, TEXAS 78758

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 26, 1999


To The Shareholders of
SI Diamond Technology, Inc.:

         You are hereby notified that the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of SI Diamond Technology, Inc., a Texas corporation ("SI Diamond"), will be held at InnerStep, Inc., 14141 Highway 290 West, Suite 100, Austin, Texas 78737, on Monday, July 26, 1999 at 10:00 a.m. Central Daylight Time, for the following purposes:

                  (1) To elect six Directors to hold office in accordance with the Amended and Restated Bylaws of SI Diamond;

                  (2) To ratify the appointment of Wallace Sanders & Company as independent auditors and accountants of SI Diamond for the fiscal year ending December 31, 1999; and

                  (3) To transact such other business as properly may come before the Annual Meeting or any adjournment thereof.

         All shareholders are cordially invited to attend the Annual Meeting; however, only shareholders of record at the close of business on June 8, 1999, are entitled to notice of and to vote at the Annual Meeting. In accordance with Texas law, a list of shareholders entitled to vote at the Annual Meeting shall be open to the examination of any shareholder, for any purpose relating to the Annual Meeting, during ordinary business hours at SI Diamond's principal executive offices at 3006 Longhorn Boulevard, Suite 107, Austin, Texas, from July 16, 1999, to July 25, 1999, and the list shall be available for inspection at the Annual Meeting by any shareholder who is present.

                                    By Order of the Board of Directors,

                                    /s/ Olga Tikhonski

                                    Olga Tikhonski
                                    Corporate Secretary

DATED: June 11, 1999

                                    IMPORTANT

         Regardless of whether you expect to attend the meeting, please mark, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible.
         NO POSTAGE IS REQUIRED IF THE ENCLOSED ENVELOPE IS MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

                           SI DIAMOND TECHNOLOGY, INC.
                             3006 LONGHORN BOULEVARD
                                    SUITE 107
                               AUSTIN, TEXAS 78758


                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of SI Diamond Technology, Inc., a Texas corporation ("SI Diamond"), to be held on Monday, July 26, 1999, at 10:00 a.m. Central Daylight Time, at InnerStep, Inc., 14141 Highway 290 West, Suite 100, Austin, Texas 78737, and at any adjournments thereof. THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SI DIAMOND. The principal executive offices of SI Diamond are located at 3006 Longhorn Boulevard, Suite 107, Austin, Texas 78758. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about June 11, 1999.

         SI DIAMOND WILL VOTE PROPERLY EXECUTED PROXIES ACCORDING TO THE INSTRUCTIONS YOU PROVIDE ON THE PROXY CARD. IF YOU DO NOT SPECIFY A CHOICE AS TO ANY OF THE MATTERS TO BE VOTED BY THE SHAREHOLDERS, THEN YOUR PROXY WILL BE VOTED FOR ANY MATTER NOT CHOSEN OR SPECIFIED BY YOU AND, IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY, ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


                                  SOLICITATION

         SI Diamond will bear all the costs of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record. Certain officers and regular employees of SI Diamond or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. SI Diamond expects to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Stock. SI Diamond has engaged Morrow & Co., Inc., professional proxy solicitors, to assist in the routine solicitation of proxies at a fee of approximately $5,000 plus expenses.


                  VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

         Only shareholders of record at the close of business on June 8, 1999, (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on June 8, 1999, there were outstanding and entitled to vote 50,991,976 shares of Common Stock and 1,550 shares of Series G Preferred Stock (the "Series G Preferred"). The Common Stock holders of record on the Record Date will be entitled to one vote per share. The Series G Preferred is convertible into 1,846,479 shares of Common Stock at the option of the holders thereof. Each share of Series G Preferred is convertible into that number of shares of Common Stock as determined by dividing the original price of the Series G Preferred (the "Issue Price"), plus an amount equal to 10% per annum of the Issue Price, by $1.00. The Series G Preferred shareholders of record on the Record Date will be entitled to one vote per share for every share of Common Stock into which the Series G Preferred is convertible on the Record Date. Under the current Amended and Restated By-Laws of SI Diamond, the presence, in person or by proxy, of a majority of all outstanding Common Stock and Series G Preferred, on an as-converted basis, at the Record Date will constitute a quorum. For purposes of determining the presence of a quorum, shareholders on the Record Date who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and they count toward the quorum. If there are not sufficient shares represented in person or by proxy at the Annual Meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitation of proxies by SI Diamond. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement of the Annual Meeting.

         Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified SI Diamond on a proxy form in accordance with industry practice or has otherwise advised SI Diamond that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in questions by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

         Under Texas law, the vote of a plurality of the Common Stock and Series G Preferred, on an as-converted basis, present at the Annual Meeting in person or by proxy is necessary to elect Directors (Item 1). Abstention and broker non-votes will not be taken into account in determining the outcome of the election of Directors. The ratification of the selection of SI Diamond's independent accountants and auditors (Item 2) requires the affirmative vote of a majority of the shares of the Common Stock and Series G Preferred, on an as-converted basis, entitled to vote and represented at the Annual Meeting in person or by proxy. Therefore, abstentions and broker non-votes have the affect of negative votes for Item 2.

         As of the date of this Proxy Statement, SI Diamond's Board of Directors has not been informed of any matters, other than those set forth in the foregoing Notice of Annual Meeting of Shareholders, that may be brought before the Annual Meeting. If other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares of Common Stock and Series G Preferred, on an as-converted basis, represented by the proxies in accordance with their judgment on such matters.

         Shareholders can ensure that their shares are voted at the Annual Meeting by signing and returning the enclosed proxy card in the envelope provided. Shares of Common Stock and Series G Preferred, on an as-converted basis, represented by the accompanying proxy card will be voted if the proxy card is properly executed and is received by SI Diamond prior to the time of voting. Sending in a signed proxy card will not affect a shareholder's right to attend the Annual Meeting and vote in person.

         Presence at the Annual Meeting by a shareholder who has signed a proxy card does not by itself revoke the proxy. Each proxy granted may be revoked (1) by giving written notice of such revocation to the Corporate Secretary of SI Diamond, (2) by execution and delivery of a subsequent proxy, or (3) by attending the Annual Meeting, giving notice of such revocation and voting in person at the Annual Meeting, except that any such revocation shall not be effective as to any matter upon which, prior to such revocation, a vote shall have already been cast pursuant to the authority conferred by such proxy.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information with respect to the beneficial ownership of shares of each class of the SI Diamond's voting stock as of June 8, 1999, by each person known to be the beneficial owner of 5% or more of the outstanding voting stock of each such class of SI Diamond. For the purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities, regardless of any economic interest therein.



===================================================================================================================
Title of Class                 Name and Address                                         Shares Owned     Percent of
                                                                                        Beneficially        Class
===================================================================================================================
Common Stock                   None                                                                -              -
-------------------------------------------------------------------------------------------------------------------
Series G Preferred             William W. Gow                                                    100          6.45%
Stock                          4747 Sunset Blvd.
                               Los Angeles, CA  90027

                               John Green Company                                                100          6.45%
                               220 Victor
                               Highland Park, MI  48203

                               Pinnacle Fund L.P.                                                200         12.90%
                               4965 Preston Park Blvd., Suite 240
                               Plano, TX  75093

                               J. Brad Carter, M.D.                                           100(1)          6.45%
                               9330 Park Crest Blvd., #300
                               Knoxville, TN  37923

                               George F. Valassis                                                200         12.90%
                               Franklin Enterprises
                               520 Lake Cook Road, Suite 380
                               Deerfield, IL  60015

                               Klaich Animal Hospital, Ltd.                                   100(2)          6.45%
                               Amended Profit Sharing
                               Retirement Plan & Trust
                               1990 South Virginia Street
                               Reno, NV 89502

                               Nicholas Martin Living Trust                                      200         12.90%
                               3113 South University Drive, Suite 600
                               Ft. Worth, TX  76109

                               Michael Scott Blechman Family Trust                               200         12.90%
                               295 Shadowood Lane
                               Northfield, IL 60093
===================================================================================================================

(1) Includes 50 shares issued in the name of J. Brad Carter, M.D., IRA.

(2) Shares are for a segregated account in the name of Nicholas L. Klaich.

                        SECURITY OWNERSHIP OF MANAGEMENT

         Set forth below is certain information with respect to financial ownership of SI Diamond's Common Stock as of June 8, 1999, by each Director, each nominee for Director, each Named Executive Officer and by the Directors and executive officers as a group. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of Common Stock listed.



                                                                  Common Stock
                                                                   Beneficial                Percentage
              Name                                                Ownership (1)               of Class
              ----                                                -------------              ----------


              Philip C. Shaffer                                       522,702                   1.05%

              David R. Sincox                                         437,213                       *

              Igor Leontiev (2)                                       536,520                    1.06

              Marc W. Eller                                         1,317,296                    2.52

              Ronald J. Berman                                      1,154,346                    2.21

              Dr. Zvi Yaniv                                           931,000                    1.78

              Douglas P. Baker                                        692,000                    1.34

              Nicholas Martin, Jr.(3)                                 724,411                    1.36

              Lee B. Arberg (4)                                       342,400                       *

              All Executive Officers and Directors                  6,657,888                   11.60
              as a group (9 persons)

------------------------
*        Less than 1%

(1) Included in the amounts indicated are shares that are subject to options exercisable within 60 days pursuant to Rule 13d-3(d)(1) of the Exchange Act. The number of such shares are 430,000 for Mr. Shaffer; 316,000 for Mr. Sincox; 306,520 for Mr. Leontiev; 1,003,500 for Mr. Eller; 343,506 for Mr. Berman; 920,000 for Mr. Yaniv; 670,000 for Mr. Baker; 342,400 for Mr. Arberg and 4,331,926 for the Directors and executive officers as a group.

(2) Mr. Leontiev serves as the President of DiaGasCrown, a subsidiary of Gazcomplektimpex. Gazcomplektimpex owns 1,000,130 shares of SI Diamond Common Stock. Mr. Leontiev disclaims any beneficial ownership of these shares.

(3) These shares are held in trust by the Nicholas Martin Living Trust. These shares include 238,795 shares of Common Stock on an as converted basis from 200 shares of currently held Series G Preferred.

(4)      Mr. Arberg resigned from the SI Diamond Board of Directors on May 3,
         1999.

                               PROPOSAL NUMBER ONE
                              ELECTION OF DIRECTORS

         SI Diamond's Amended and Restated Bylaws (the "Bylaws") provide for a Board of Directors divided into three classes having staggered terms with each class as nearly equal in size as possible. Pursuant to SI Diamond's Bylaws, the Board of Directors has set its size at six members as of the date of the Annual Meeting. The current term of office of the Directors for all three classes expire at the Annual Meeting. The terms of office of Directors in Class I, Class II and Class III will expire at the annual meetings of shareholders to be held in 2000, 2001 and 2002, respectively. At each annual meeting of shareholders, Directors will be elected to succeed those whose terms then expire, with each newly elected Director to serve for the term specified according to their class.

         Mr. Sincox and Dr. Yaniv have been nominated as Class I Directors to serve a one-year term ending at the SI Diamond annual meeting in 2000. Messrs. Shaffer and Martin have been nominated as Class II Directors to serve a two-year term ending at the SI Diamond annual meeting in 2001. Messrs. Eller and Berman have been nominated as Class III Directors to serve a three-year term ending at the SI Diamond annual meeting in 2002. All nominees with the exception of Mr. Martin currently serve on the SI Diamond Board of Directors. It is intended that the persons named in the accompanying proxy will vote shares represented by properly executed proxies for the election of the six listed nominees as Directors unless authority to vote is withheld. If any nominee should become unavailable to serve on the Board of Directors, the persons named in the proxy may act with discretionary authority to vote the proxy for such other person, if any, as may be designated by the Board of Directors. However, the Board of Directors is not aware of any circumstances likely to render any of the nominees unavailable for election. The vote of a plurality of the shares of Common Stock and Series G Preferred, on an as-converted basis, present at the Annual Meeting in person or by proxy and entitled to vote therein, voting together as a single class, will be necessary to elect the nominees. A "plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the election of Directors. For information about restrictions on Director nominations, see "SI Diamond Board of Directors and Committees."

         For each nominee's beneficial ownership of Common Stock, see "Security Ownership of Management."

         The following sets forth certain additional information regarding each nominee for Director as of June 8, 1999. Unless otherwise indicated, each person has had the same principal occupation for at least five years.


CLASS I DIRECTORS--TERM EXPIRING 2000

         DAVID R. SINCOX, age 59, has been a Director of the SI Diamond since October 1994. Since 1987, Mr. Sincox has served as the Vice President of Administration of Ref-Chem Construction Corporation, an engineering and construction firm.

         DR. ZVI YANIV, age 53, has served as SI Diamond's President and Chief Operating Officer since May 1996. Dr. Yaniv has degrees in physics, mathematics, and electro-optics as well as a Ph.D. in Physics. Prior to joining SI Diamond in May 1996, Dr. Yaniv operated a consulting practice and previously was President and CEO of OIS Optical Imaging Systems, Inc., a supplier of flat panel color liquid crystal displays to the avionics and defense industries.


CLASS II DIRECTORS-- TERM EXPIRING 2001

         PHILIP C. SHAFFER, age 62, has been a Director of SI Diamond since March 1992. Since 1977, Mr. Shaffer has worked as a self-employed consultant in the field of aerospace technology and management, with an emphasis in business acquisition. Mr. Shaffer also serves as the General Partner of an oil and gas development partnership with a total capitalization of approximately $1.2 million. Prior to 1977, Mr. Shaffer worked for 12 years in the National Aeronautics and Space Administration in a series of positions including Flight Dynamics Officer, Apollo and Skylab Flight Director, Special Assistant to the Director of the Johnson Space Center, and Manager of Space Shuttle Operations.

         NICHOLAS MARTIN, JR., age 75, was President and owner of a North American lumber wholesale and manufacturing company for approximately twenty years. Mr. Martin has also owned companies manufacturing PVC pipe and vinyl siding during the past thirty years. Mr. Martin currently is active in real estate development in Kansas City, Detroit and Dallas/Ft. Worth.


CLASS III DIRECTORS--TERM EXPIRING 2002

         MARC W. ELLER, age 43, has served as SI Diamond's Chief Executive Officer since July 1996. Mr. Eller is Chairman of the Board of Directors and has been a Director since November 1995. Mr. Eller co-founded BEG Enterprises, Inc. in 1989 and has been its Vice President since that date. For the past five years, Mr. Eller has also been involved in commercial real estate investment and in investment banking activities for publicly traded companies. Mr. Eller has a B.A. degree in Economics.

         RONALD J. BERMAN, age 42, has been a Director since May 1996. Mr. Berman co-founded BEG Enterprises, Inc. with Marc W. Eller and has been its President since 1989. Mr. Berman also is President of R.J. Berman Enterprises, Ltd., a real estate development company. Mr. Berman earned a Juris Doctor degree in 1980 from the University of Detroit. Prior to 1989, Mr. Berman was an attorney in private practice.

         All of SI Diamond's Directors have retained the right to pursue additional business activities that (1) are not competitive with the business of SI Diamond, and (2) do not adversely affect their performance as Directors. If, as and when conflicts of interests arise, the nature of the conflict must be fully disclosed to the Board of Directors, and the person who is subject to the conflict must abstain from participating in any decision that may impact on his conflict of interest. Except for this disclosure and abstention policy, the Directors will not be in breach of any fiduciary duties owed to SI Diamond or the shareholders by virtue of their participation in such additional business activities.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR
DIRECTOR.

                  SI DIAMOND BOARD OF DIRECTORS AND COMMITTEES

         The total number of meetings the Board held during 1998 was fourteen. No incumbent Director who was a Director during 1998 attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served, with the exception of Mr. Leontiev who attended three meetings. The Board of Directors has established the following standing committees: Executive Committee, Compensation Committee and Audit Committee.

         The Executive Committee of the Board has and may exercise, during the intervals between meetings of the Board, all the powers of the Board in the management of SI Diamond's business and affairs, subject to certain statutory restrictions. The current members of the Executive Committee are Messrs. Eller, Yaniv and Shaffer. The members of the Executive Committee consulted with one another frequently between Board meetings but took no formal action during 1998.

         The Audit Committee has primary responsibility for (i) recommending to the Board the particular persons or firm to be employed by SI Diamond as its independent auditors and accountants; (ii) consulting with the persons or firms so chosen to be the independent auditors with regard to the plan of audit; (iii) reviewing, in consultation with SI Diamond's independent auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any; and (iv) consulting with SI Diamond's independent auditors (periodically, if appropriate, out of the presence of management) with regard to the adequacy of internal controls. The members of the Audit Committee during 1998 were Mr. Sincox and Mr. Arberg, and this Committee met one time during 1998. Mr. Arberg resigned from the SI Diamond Board of Directors on May 3, 1999.

         The Compensation Committee is responsible for recommending to the Board the compensation arrangements for SI Diamond's senior management and administering SI Diamond's employee stock option plans. The Members of the Compensation Committee during 1998 were Messrs. Berman and Arberg. They conferred with one another on a regular basis and consulted with the full Board from time to time on matters within the Compensation Committee's purview.
The members of the Compensation Committee met three times during 1998.

         The Board of Directors as a whole acts in place of a nominating committee. SI Diamond's Amended and Restated Articles of Incorporation provide that nominations for Directors may be made by shareholders only if written notice of such proposed nominations are delivered to or mailed and received at the principal executive offices of SI Diamond not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, then, notice by the shareholders, to be timely, must be so delivered or mailed and received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person the shareholder proposes to nominate for election or re-election as Director (i) the person's name, age, business address, and residence address, (ii) the person's principal occupation or employment, (iii) the class and number of shares of SI Diamond that the person beneficially owns and (iv) any other information relating to the person that is required to be disclosed in solicitation for proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving notice, (i) the name and address of the shareholder and (ii) the class or series and number of shares of capital stock of SI Diamond that are owned beneficially or of record by the shareholder. SI Diamond may require a proposed nominee to furnish such other information as may be reasonably required by SI Diamond to determine the eligibility of each proposed nominee to serve as Director of SI Diamond. No person shall be eligible for election as a Director of SI Diamond unless nominated in accordance with the procedures set forth above. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the annual meeting that the nomination was not made in accordance with the above procedures, and if the Chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires SI Diamond's officers and Directors and persons who beneficially own more than 10% of a registered class of SI Diamond's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and beneficial owners of more than 10% of SI Diamond's equity securities are required by SEC regulations to furnish SI Diamond with copies of all Section 16(a) forms that they file. Based on a review of the copies of the forms furnished to SI Diamond, SI Diamond believes that during 1998, all of its officers, Directors and more than 10% beneficial owners complied with all applicable filing requirements, except that Mr. Leontiev and Mr. Shaffer were late in filing one Form 4 each.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth for the fiscal years ended December 31, 1996, 1997, and 1998, the cash compensation paid or accrued by SI Diamond, as well as certain other compensation paid or accrued for those years, for services in all capacities to the individual serving as SI Diamond's Chief Executive Officer throughout 1998, and to SI Diamond's two most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 1998.

                           SUMMARY COMPENSATION TABLE


                                                                                                               Long-Term
                                                             Annual Compensation                             Compensation
                                              ----------------------------------------------------          -------------

                                                                                        Other                 Securities
                                                                                       Annual                 Underlying
Name and Position                   Year         Salary($)       Bonus($)        Compensation($)(4)          Options(#)(5)
-----------------                   ----         ---------       --------        ------------------          -------------

Marc W. Eller                      1998        $150,000          $   -0-               $   -0-                   780,000
Chief Executive Officer (1)        1997         150,000              -0-                   -0-                    47,500
                                   1996          51,932           15,000                 9,005                   110,000  (6)

Zvi Yaniv, President and           1998        $150,000          $   -0-               $ 6,839                 1,170,000
Chief Operating Officer (2)        1997         150,000              -0-                24,170                   270,000
                                   1996          82,131              -0-                32,338                 1,000,000

Doug Baker, Vice President         1998        $115,000          $   -0-               $   -0-                   520,000
and Chief Financial Officer (3)    1997         115,000              -0-                   -0-                    45,000
                                   1996          76,326            5,000                   -0-                   100,000

-------------------------
(1) Mr. Eller commenced employment with SI Diamond on July 25, 1996. Salary in 1998 includes $135,000 paid during the year and $15,000 voluntarily deferred by Mr. Eller to assist SI Diamond's cashflow. Salary in 1997 included $138,750 paid during 1997 and $11,250 deferred until 1998.

(2) Dr. Yaniv commenced employment with SI Diamond on May 8, 1996. Salary in 1997 includes $141,250 paid during the year and $8,750 voluntarily deferred by Dr. Yaniv to assist SI Diamond's cashflow.

(3) Mr. Baker commenced employment with SI Diamond on June 17, 1996. Salary in 1997 includes $106,375 paid during the year and $8,625 voluntarily deferred by Mr. Baker to assist SI Diamond's cashflow.

(4) The following Named Executive Officers received perquisites that exceeded in value the lesser of $50,000 or 10% of such officers' salary and bonus. Dr. Yaniv received reimbursement of living expenses totaling $20,070 in 1997 and $29,541 in 1996. He was also provided use of a SI Diamond owned automobile valued at $1,882 in 1998, $4,100 in 1997 and $2,797 in 1996. In 1998, Dr. Yaniv was reimbursed $4,957 in connection with the transportation of his household belongings in connection with the relocation of his primary residence to Austin, Texas. Mr. Eller received reimbursement of moving expenses totaling $9,005 in 1996.

(5) 1997 options include options issued in 1996 but repriced in 1997 in the following amounts: Mr. Eller--27,500; Dr. Yaniv--250,000; and Mr. Baker--25,000. 1998 options include options issued in 1996 and 1997 but repriced in 1998 in the following amounts: Mr. Eller--130,000; Dr. Yaniv--1,020,000; and Mr. Baker--120,000. More information on this repricing is identified in the "Options Repricing Table" below.

(6) 20,000 of these options were granted to Mr. Eller in 1996 under the Amended and Restated 1992 Outside Directors Stock Option Plan prior to Mr. Eller becoming an executive officer of SI Diamond.

STOCK OPTION GRANTS IN 1998

         SI Diamond has an Amended and Restated 1992 Employee Stock Option Plan, which may be used to grant employees, including officers of SI Diamond, incentive stock option designed to qualify under Section 422 of the Internal Revenue Code of 1986, or non-qualified stock options. SI Diamond also established the 1998 Directors and Officers Stock Option Plan, which may be used to grant non-qualified stock options to officers and Directors of SI Diamond. The following table sets forth information concerning stock option grants to the Named Executive Officers in 1998.

                                Number of             Percent of Total
                          Securities Underlying      Options Granted to
                                 Options                Employees in               Exercise or      Expiration
Name                        Granted (#)(1)(2)         Fiscal Year 1998          Base Price ($/sh)      Date
----                        -----------------         ----------------          -----------------      ----

Marc W. Eller                    500,000  (3)                15.89%                 $0.375           5/11/2008
                                 150,000  (3)                 4.77%                 $0.375           7/27/2008
                                  20,000  (3)(4)              0.64%                 $0.375           7/28/2007
                                  20,000  (4)(5)              0.64%                 $0.375           7/29/2006
                                  90,000  (4)(6)              2.86%                 $0.375           11/1/2006
Dr. Zvi Yaniv                    150,000  (3)                 4.77%                 $0.375           5/11/2008
                                  20,000  (3)(4)              0.64%                 $0.375           7/28/2007
                               1,000,000  (4)(7)             31.78%                 $0.375           5/31/2006
Douglas P. Baker                 250,000  (3)                 7.94%                 $0.375           5/11/2008
                                 150,000  (3)                 4.77%                 $0.375           7/27/2008
                                  20,000  (3)(4)              0.64%                 $0.375           7/28/2007
                                 100,000  (4)(8)              3.18%                 $0.375           6/17/2006

------------------------
(1) Under the terms of SI Diamond's Amended and Restated 1992 Employee Stock Option Plan and the 1998 Directors and Officers Stock Option Plan, SI Diamond's Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(2) The options were granted for a term of ten (10) years, subject to earlier termination in certain events related to termination of employment.

(3) These options became exercisable in full on the date of the grant in 1998.

(4) These options were issued in 1996 and 1997, but as described in the option repricing table, were repriced in 1998. The market price of SI Diamond's Common Stock was $0.25 at the time the options were repriced to $0.375. More information on this repricing is identified in the "Options Repricing Table" below.

(5) These options were granted to Mr. Eller under SI Diamond's Amended and Restated 1992 Outside Directors Stock Option Plan prior to Mr. Eller becoming an executive officer of SI Diamond.

(6) One-fourth of these options vested on date of grant and an additional one-fourth on June 1, 1998, 1999 and 2000.

(7) One-tenth of these options vested on the date of grant, one-tenth on December 31, 1996 and one-fifth vest on each of December 31, 1997, 1998, 1999 and 2000.

(8) One-third of these options vested on the date of grant, one-third on October 1, 1996 and one-third on January 1, 1997.

AGGREGATED OPTION EXERCISES IN 1998
  AND OPTION VALUES AT DECEMBER 31, 1998

         The following table sets forth certain information concerning the number and intrinsic value of the options held by the named executives at December 31, 1998. There were no options exercised by Named Executive Officers during the fiscal year ended December 31, 1998 and accordingly no value was realized. Year-end values are based arbitrarily on the closing price of $0.40 per share of the Common Stock on December 31, 1998, on the Nasdaq OTC Bulletin Board System. They do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options and should not be considered indicative of future stock performance.

                                     Number of Securities
                                    Underlying Unexercised                   Value of Unexercised In-the-Money
                                 Options at December 31, 1998                  Options at December 31, 1998
                                 ----------------------------                  ----------------------------

Name                               Exercisable/Unexercisable                     Exercisable/Unexercisable
----                               -------------------------                     -------------------------

Marc W. Eller                           727,00 / 53,000                              $18,175 / $1,325
Dr. Zvi Yaniv                          770,000 / 400,000                              19,250 / 10,000
Douglas P. Baker                          520,000 / 0                                   13,000 / 0



DIRECTOR COMPENSATION FOR 1998

                                    Director Compensation                        Security Grants in 1998
                                    ---------------------                        -----------------------

                                                                                   Number of Securities
Name (1)                              Meeting Fees ($)(2)                        Underlying Options (#)(3)
--------                              -------------------                        -------------------------
Lee B. Arberg                           $     500                                         170,000
David R. Sincox                               650                                         170,000
Philip C. Shaffer                             500                                         170,000
Igor Leontiev                                 250                                         170,000
Ronald J. Berman                              950                                         170,000

------------------
(1) Directors who are also executives of SI Diamond are not listed in the above table. They do not receive compensation as Directors. Refer to the "Summary Compensation Table" for information concerning their compensation.

(2) All Directors receive $150 per board meeting or committee meeting attended in person and $50 per telephonic meeting. No cash payments were made to Directors in 1998. The amounts due, as reflected in this table, were voluntarily deferred by the Directors to aid SI Diamond's cash flow. Reasonable expenses incurred by each Director in connection with his duties as a Director are also reimbursed by SI Diamond. This amount is not reflected in the above table.

(3) All outside Directors of SI Diamond participate in SI Diamond's Amended and Restated 1992 Outside Directors Stock Option Plan, under which SI Diamond may grant stock options to any Director who is not a full time salaried employed of SI Diamond. Each Director was granted 20,000 options under this plan on July 27, 1998, at a price of $0.25 per share. These option grants became exercisable in full on that date. The Board of Directors also established the 1998 Directors and Officers Stock Option Plan in 1998. Each outside Director was granted 150,000 fully vested options under this plan on May 11, 1998. These options are exercisable at a price of $0.375 per share.

         In May 1998, SI Diamond's Board of Directors passed a resolution that changed the option exercise price of certain options previously granted under the Amended and Restated 1992 Outside Directors Stock Option Plan. A total of 284,903 options were repriced. SI Diamond reduced the exercise price to $0.375 for all options for all persons who were Directors of SI Diamond at the time of the repricing. The original exercise price of these options ranged from $1.125 to $5.50. The market price of SI Diamond's Common Stock at the time the exercise price of these options was reduced was approximately $0.25 per share.


EMPLOYMENT AGREEMENTS

         SI Diamond has an employment agreement with Dr. Zvi Yaniv, its President and Chief Operating Officer, which was entered into on June 1, 1996. Under the terms of this agreement, Dr. Yaniv was to be paid a base salary of $125,000 per year. The contract was amended to adjust Dr. Yaniv's salary to $150,000 per year effective November 1, 1998. All contingent compensation related to bonuses or performance goals were eliminated.

         SI Diamond also provides Dr. Yaniv with the use of an automobile owned by SI Diamond and paid for his reasonable living expenses in Austin, Texas until June 1, 1997. In May 1998, SI Diamond paid moving expenses for the transportation of Dr. Yaniv's household goods in connection with the relocation of Dr. Yaniv's primary resident to Austin, Texas. The employment agreement may be terminated by either party, with or without cause, by giving 30 days notice of termination to the other party.

OPTION REPRICINGS

         The Named Executive Officers listed in the table below had the identified stock option grants repriced during SI Diamond's fiscal years ended December 31, 1998, 1997, and 1996.


                                   Number of                                                     Length of
                                  Securities                                                   Original Option
                                  Underlying   Market Price of   Exercise Price                term Remaining
                                    Options     Stock at Time      at Time of       New          at Date of
                                  Repriced or   of Repricing or   Repricing or   Exercise       Repricing or
Name                     Date      Amended(#)     Amendment($)    Amendment($)    Price($)      Amendment(1)
----                     ----     -----------  ----------------   -------------  ---------    ----------------

Marc W. Eller, Chief    5/11/98      67,500          $ 0.25          $ 3.00        $0.375     8yr., 6 mnths
Executive Officer       5/11/98      22,500          $ 0.25          $ 2.00        $0.375     8yr., 6 mnths
                        5/11/98      20,000          $ 0.25          $1.125        $0.375     9yr., 3 mnths
                        7/28/97      22,500          $1.125          $ 3.00        $ 2.00     9yr., 3 mnths



Dr. Zvi Yaniv,          5/11/98     750,000          $ 0.25          $ 4.00        $0.375     8yr., 0 mnths
President and Chief     5/11/98     250,000          $ 0.25          $ 2.00        $0.375     8yr., 0 mnths
Operating Officer       5/11/98      20,000          $ 0.25          $1.125        $0.375     9yr., 3 mnths
                        7/28/97     250,000          $1.125          $ 4.00        $ 2.00     8yr., 9 mnths
                        10/17/96  1,000,000          $ 1.50             (2)        $ 4.00     9yr., 7 mnths



Douglas P. Baker,       5/11/98      75,000          $ 0.25          $ 4.00        $0.375     8yr., 1 mnths
Vice President and      5/11/98      25,000          $ 0.25          $ 2.00        $0.375     8yr., 1 mnths
Chief Financial         5/11/98      20,000          $ 0.25          $1.125        $0.375     9yr., 3 mnths
Officer                 7/28/97      25,000          $1.125          $ 4.00        $ 2.00     8yr., 9 mnths

(1) The original ten-year terms and the vesting schedules of each grant repriced were not changed with the repricing of the options listed in this table.

(2) Prior to repricing, the options in this grant were to be priced at the market price on the vesting date of the options granted. The 100,000 options of this grant that had vested at June 1, 1996 were priced at $5.00 per share of Common Stock. No other options pursuant to this grant had vested as of the repricing date.

         The options for the above referenced Named Executive Officers that were repriced in 1998 were part of a plan approved by the Board of Directors on May 11, 1998. On that date all options held by the above referenced Named Executive Officers were repriced to reduce the exercise price to $0.375 per share. As of that date SI Diamond's Common Stock was trading at $0.25 per share. The Board of Directors, on March 27, 1998, had previously reduced the exercise price to $0.375 for all other employees of the Company as of that date. The market price of SI Diamond's Common Stock was $0.135 per share on March 27, 1998. The options were repriced to provide greater motivation to the employees that had remained with SI Diamond. The Board of Directors believed that the substantial decline in the price of SI Diamond's Common Stock was the result of many factors that were not related to the performance of the remaining employees.

         The options that were repriced in 1997 for the above referenced Named Executive Officers were repriced as part of a plan approved by the Board of Directors on July 28, 1997. On that date, 25% of all options held by employees employed by SI Diamond on that date that had an exercise price in excess of $2.00 per share were changed to reduce the exercise price to $2.00. As of that date SI Diamond's Common Stock was trading at $1.125 per share. The options were repriced to provide greater motivation to the employees that had remained with SI Diamond. The Board of Directors believed that the substantial decline in the price of SI Diamond's Common Stock was the result of many factors that were not related to the performance of the remaining employees.

Lee B. Arberg
Marc W. Eller
Philip C. Shaffer
David R. Sincox         Directors                         March 29, 1998
Ronald J. Berman
Igor Leontiev
Dr. Zvi Yaniv

CERTAIN TRANSACTIONS

         In October 1998, Electronic Billboard Technology, Inc., ("EBT) a subsidiary of the SI Diamond entered into a Patent Assignment and Royalty Agreement with Advanced Technology Incubator, Inc., ("ATI") a corporation based in Austin, Texas and owned by Dr. Zvi Yaniv, SI Diamond's President and Chief Executive Officer. Under the terms of the agreement, ATI agreed to assign U.S. Patent No. 5,469,187 related to certain LCD technology to EBT in exchange for an initial payment of $200,000. In addition, ATI is entitled to receive a royalty of 5% of gross revenue related to products using this patent. EBT intends to use this technology in the development of its next generation electronic billboard product. EBT may terminate this assignment at any time upon 30 days written notice to ATI. The assignment may be terminated by ATI if, within two years of the first sale or lease of a billboard using this technology, cumulative royalty payments under the agreement have not totaled $500,000, or if payments do not equal $500,000 in any one year period following this initial two year period. If the assignment is terminated by ATI, EBT will be granted a non-exclusive worldwide license to use the technology under terms similar to those contained in this agreement. ATI had the right to terminate this agreement if the initial payment was not received by February 15, 1999. The payment was not made by that date, however, the parties agreed to extend the initial payment deadline to April 15, 1999. In April 1999, the agreement was amended to allow additional extensions, in three month increments, for a period of up to one year from April 15, 1999. In exchange for each three month extension, SI Diamond is obligated to pay ATI $12,500. The $200,000 initial payment required for the actual assignment of the Patent under the agreement will be reduced for any amounts paid for the extension periods. In April 1999, SI Diamond paid ATI $12,500 and extended the payment period for three months until July 15, 1999. At that time SI Diamond can either complete the patent assignment in exchange for a payment of $187,500, extend it for another three months for a payment of $12,500, or allow the agreement to lapse.

         At various times, SI Diamond had borrowed money from its Chief Executive Officer. Mr. Eller made a $185,000 loan to SI Diamond in 1997 that was repaid at the time of the DTO sale in May 1998. Additional advances totaling $100,000 were made to SI Diamond at subsequent dates. At March 31, 1999, the remaining $100,000 of short-term notes payable were payable to SI Diamond's Chief Executive Officer and convertible into shares of SI Diamond's Common Stock at a rate of $0.25 per share. These notes resulted from the CEO's personal guarantee of a loan made by an investor. The loan was made to the CEO, who in turn loaned the money to SI Diamond under the same terms. In April 1999, these notes payable were assigned by the CEO to the holder of the underlying note payable. The assignee of these notes payable converted the notes, including accrued interest, into 442,904 shares of SI Diamond's Common Stock in April 1999. As of April 30, 1999, SI Diamond had no remaining notes payable.

                               PROPOSAL NUMBER TWO
                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

         Subject to ratification by the shareholders, SI Diamond's Board of Directors has appointed Wallace Sanders & Company as independent auditors to audit the financial statements of SI Diamond for the current fiscal year.

         Representatives of the firm of Wallace Sanders & Company are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT THE SHAREHOLDERS VOTE "FOR" SUCH RATIFICATION.


CHANGES IN SI DIAMOND'S CERTIFYING ACCOUNTANTS

         On June 18, 1998, Coopers & Lybrand L.L.P. ("Coopers & Lybrand") informed SI Diamond of its resignation as SI Diamond's independent accountants.

         The reports of Coopers & Lybrand on SI Diamond's financial statements for the years ended December 31, 1997 and 1996 did not contain an adverse opinion or disclaimer of opinion, but the reports did contain explanatory paragraphs in each of the two years concerning the ability of SI Diamond to continue as a going concern since SI Diamond has not yet achieved profitability, has a working capital deficit and must obtain additional capital to fund its ongoing operations. There were no disagreements with Coopers & Lybrand on any matters of accounting principles or practices, financial statement disclosures, or auditing scope and procedures which, if not resolved to the satisfaction of Coopers & Lybrand, would have caused Coopers & Lybrand to make reference to the matter in their report.

         On December 28, 1998, the Board of Directors of SI Diamond Technology, Inc. appointed Wallace Sanders & Company as independent auditors of SI Diamond for the fiscal year ending December 31, 1998. SI Diamond did not consult Wallace Sanders & Company regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on SI Diamond's financial statements.

                                 OTHER BUSINESS

         The Board of Directors does not intend to present any other matter(s) at the Annual Meeting and, at this date, has not been informed that any other matters will be presented at the Annual Meeting by others. If, however, any other matter does properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment.


                              SHAREHOLDER PROPOSALS

         In the event that a shareholder desires to have a proposal formally considered at the 2000 annual meeting of shareholders and included in the proxy statement for that meeting, the proposal must be received in writing by SI Diamond, Technology, Inc., at its executive offices on or before February 11, 2000.

         SI DIAMOND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, AS FILED WITH THE SECURITIES EXCHANGE COMMISSION, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, TO ANY SHAREHOLDER OF SI DIAMOND UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO: SI DIAMOND TECHNOLOGY, INC., 3006 LONGHORN BOULEVARD, SUITE 107, AUSTIN, TEXAS 78758, ATTENTION: CORPORATE SECRETARY.


                                   By Order of the Board of Directors,

                                   /s/ Marc W. Eller

                                   Marc W. Eller
                                   Chairman of the Board and
                                    Chief Executive Officer


Austin, Texas

June 11, 1999

PROXY                     SI DIAMOND TECHNOLOGY, INC.                      PROXY
                      1999 ANNUAL MEETING OF SHAREHOLDERS
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Marc W. Eller and Douglas P. Baker, either one of whom may act without joinder of the other, with full power of substitution and ratification, attorneys-in-fact and Proxies of the undersigned to vote as designated on the reverse side all shares of Common Stock and Series G Preferred Stock of SI Diamond Technology, Inc. ("SI Diamond"), held by the undersigned, at the 1999 Annual Meeting of Shareholders of SI Diamond to be held at 10:00 a.m. on Monday, July 26, 1999 (CDT), at InnerStep, Inc. 14141 Highway 290 West, Suite 100, Austin, Texas 78737, and at any and all adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting:

IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU MAY JUST SIGN AND DATE BELOW AND MAIL IN THE POSTAGE PAID ENVELOPE PROVIDED. SPECIFIC CHOICES MAY BE MADE ON THE REVERSE SIDE. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE SHARES REPRESENTED WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.

                                           DATED:                        ,  1999
                                                 ------------------------

                                           SIGNATURE:
                                           -------------------------------------

                                           SIGNATURE:
                                           -------------------------------------

                                           (NOTE: PLEASE SIGN EXACTLY AS NAME(S)
                                           APPEARS HEREON. JOINT OWNERS SHOULD
                                           EACH SIGN. WHEN SIGNING AS ATTORNEY,
                                           EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                           GUARDIAN, PLEASE GIVE FULL TITLE.)

                                           DO YOU PLAN TO ATTEND THE ANNUAL
                                           MEETING? ______

                               (See Reverse Side)

                               PROXY (CONTINUED)

This proxy will be voted as directed, or if no direction is indicated, will be voted FOR Item 1 all nominees listed below for election as Directors; FOR Item 2 ratification of Wallace Sanders & Company, as independent accountants and auditors; and in the discretion of the persons named as Proxies with respect to any other business that may properly come before the meeting. The Board of Directors recommends a vote FOR Items 1 and 2.

(1) Election of Directors.    FOR ALL  [ ]                 WITHHOLD AUTHORITY TO VOTE FOR  [ ]
                              (EXCEPT AS SPECIFIED BELOW)

TERM ENDING 2000:                   TERM ENDING 2001:                   TERM ENDING 2002:
  David R. Sincox                   Nicholas Martin, Jr.                Ronald J. Berman
  Dr. Zvi Yaniv                     Philip C. Shaffer                   Marc W. Eller

Instructions: To withhold vote for any individual(s) above write name(s) below:

--------------------------------------------------------------------------------

(2)  Ratify the appointment of Wallace Sanders & Company as          FOR    AGAINST    ABSTAIN
     independent auditors for fiscal year 1999.                      [ ]      [ ]        [ ]

                                                                     (Sign and date on reverse
                                                                               side)